UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2018

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	01-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802 Vienna, Virginia 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 12, 2018, CEL-SCI received a letter from the NYSE American, its current listing exchange, which advised CEL-SCI that, based upon its March 31, 2018 10-Q report, CEL-SCI was noncompliant with the following continued listing standards of the NYSE American:

●
Stockholders’ equity of $2.0 million or more if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years (Section 1003(a)(i));

●
Stockholders’ equity of $4.0 million or more it if has report losses from continuing operations and/or net losses in three of its four most recent fiscal years (Section 1003(a)(ii)); and

●
Stockholders’ equity of $6.0 million or more it has report losses from continuing operations and/or net losses in its five most recent fiscal years (Section 1003(a)(iii).

CEL-SCI can maintain its listing by submitting a plan of compliance by August 13, 2018. This plan must advise of actions CEL-SCI has taken or will take to regain compliance with the continued listing standards by January 14, 2019. CEL-SCI intends to submit such a plan by August 13, 2018. If the plan is not acceptable, or CEL-SCI does not make sufficient progress under the plan to reestablish compliance by January 14, 2019, the staff of the exchange may initiate proceedings to delist CEL-SCI’s securities from the NYSE American. CEL-SCI may appeal a delisting determination in accordance with the rules of the exchange.

In addition, the NYSE American will not normally remove the securities of an issuer which is otherwise below the stockholders’ equity criteria noted above if the issuer has a market capitalization of at least $50 million.

The letter from the NYSE American has no current effect on the listing of CEL-SCI’s securities on the exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: July 13, 2018	By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

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